M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer Mack-Cali Realty Corporation (732) 590-1000	Ilene Jablonski Vice President of Marketing Mack-Cali Realty Corporation (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

Edison, New Jersey—February 7, 2013—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter 2012.

Recent highlights include:

-	Reported funds from operations of $0.66 per diluted share;

-	Reported net loss of $0.11 per diluted share;

-	Acquired real estate interests and development and management businesses of Roseland Partners, L.L.C.;

-	Acquired luxury multi-family property in Metro Boston;

-	Commenced construction on three key multi-family communities in the Northeast;

-	Sold three office buildings totaling 222,258 square feet in Moorestown, New Jersey; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended December 31, 2012 amounted to $65.4 million, or $0.66 per share. For the year ended December 31, 2012, FFO available to common shareholders equaled $267.0 million, or $2.67 per share.

Net loss to common shareholders for the fourth quarter 2012 equaled $9.2 million, or $0.11 per share. The results for the fourth quarter include $25.4 million, or $0.25 per share, of losses, net, on disposition of rental property and impairments. For the year ended December 31, 2012, net income available to common shareholders amounted to $40.9 million, or $0.47 per share. The results for the year include $23.0 million, or $0.23 per share, of losses, net, on disposition of rental property and impairments.

Total revenues for the fourth quarter 2012 were $177.0 million. For the year ended December 31, 2012, total revenues amounted to $704.7 million.

All per share amounts presented above are on a diluted basis.

The Company had 87,536,292 shares of common stock, and 12,141,836 common operating partnership units outstanding as of December 31, 2012. The Company had a total of 99,678,128 common shares/common units outstanding at December 31, 2012.

As of December 31, 2012, the Company had total indebtedness of approximately $2.2 billion, with a weighted average annual interest rate of 5.86 percent.

The Company had a debt-to-undepreciated assets ratio of 36.7 percent at December 31, 2012. The Company had an interest coverage ratio of 3.2 times for the quarter ended December 31, 2012.

Mitchell E. Hersh, president and chief executive officer, commented, “In a watershed event for Mack-Cali, during the fourth quarter, we acquired Roseland Properties, a premier, best-in-class multi-family developer and manager in the Northeast. We are also very excited about our recently announced multi-family growth initiatives, which are a direct result of the Roseland deal. These activities reflect progress toward our strategic goal of diversification into the multi-family sector.”

ROSELAND TRANSACTION

In October, the Company acquired the real estate development and management businesses of Roseland Partners, L.L.C., a premier multi-family residential community developer and operator in the Northeast, and Roseland’s interests in six operating multi-family properties totaling 1,769 apartments, one condo-residential property totaling three units and four commercial properties totaling approximately 212,000 square feet, 13 in-process development projects, which include nine multi-family properties totaling 2,149 apartments, two garages totaling 1,591 parking spaces and two retail properties totaling approximately 35,400 square feet, and interests or options in land parcels which may support approximately 5,980 apartments, approximately 736,000 square feet of commercial space, and a 321-key hotel. The locations of the properties extend from New Jersey to Massachusetts. The majority of the properties are located in New Jersey, in particular, at its flagship development at Port Imperial in Weehawken and West New York, in addition to the Jersey City Waterfront and other urban in-fill and transit-oriented locations.

The Roseland business and real property interests were acquired for aggregate consideration of up to $134.6 million, subject to adjustment, including $115.0 million in cash at closing and an additional earn-out of up to $15.6 million in cash over the next three years, under certain conditions. During the three-year earn-out period, each of Roseland’s principals, Marshall Tycher, Brad Klatt and Carl Goldberg, will serve as co-presidents of Roseland Management Services, L.P., a newly formed wholly owned subsidiary of Mack-Cali, pursuant to employment agreements executed at closing. Mitchell E. Hersh, President and Chief Executive Officer of Mack-Cali Realty Corporation, also assumed the role of Chairman and Chief Executive of Roseland Management Services, L.P.

The transaction was financed through a combination of cash on hand and borrowings under the Company’s $600 million unsecured revolving credit facility.

ACQUISITION

In January, the Company acquired Alterra at Overlook Ridge IA in Metro Boston for approximately $61.3 million. The Company has also agreed to acquire Alterra at Overlook Ridge IB for approximately $88 million and expects an early April closing when the loan that currently encumbers the property opens for prepayment.

The luxury multi-family properties contain 722 rental units in the master planned community of Overlook Ridge in Revere and Malden, Massachusetts and is currently 97.2 percent leased. The properties are being acquired from a Prudential Insurance Company of America joint venture.

DEVELOPMENTS

In December, the Company's Roseland subsidiary commenced construction of the following key multi-family communities in the Northeast:

•
RiverParc at Port Imperial, a joint venture with The Prudential Insurance Company of America and supported by a construction loan commitment led by PNC with participation by Wells Fargo. RiverParc, a 10-story, 280-unit luxury multi-family community, will be the latest rental property developed in the southern portion of Port Imperial. Port Imperial is a mixed-use, master-plan waterfront development which spans two and a half miles directly across the Hudson River from Midtown Manhattan. The Company anticipates project costs of approximately $96.4 million, not including land capital of $21 million.

•
The Highlands at Overlook Ridge, a joint venture with a fund advised by UBS Global Asset Management and supported by a construction loan commitment led by Bank of America with participation by TD Bank. This 371-unit luxury apartment development will be the latest addition to the Overlook Ridge masterplan community. Overlook Ridge, a 92-acre community developed by Roseland, is conveniently located directly adjacent to U.S. Route 1 at the Salem Street interchange, five miles north of downtown Boston and 4.5 miles from I-95, Boston’s inner beltway in the towns of Malden and Revere. To date, Roseland, in joint ventures, has successfully completed three residential phases totaling 973 units at Overlook Ridge, including Alterra IA in 2004, Alterra IB in 2008, and Quarrystone in 2009. The Company anticipates project costs of approximately $79.4 million.

•
Portside at Pier One, a joint venture with The Prudential Insurance Company and supported by a construction loan commitment led by Citizens Bank with participation by Salem Five. This 176-unit luxury apartment project is part of the planned mixed-use community on the East Boston waterfront. Portside will include 150 market-rate apartments and a 26-apartment affordable component in a five-story building adjacent to the Pier. The Portside at Pier One project start was a by-product of a 10-year Roseland-led effort since being awarded its development designation by the Massachusetts Port Authority ("Massport"). The land, owned by Massport, is subject to a 95-year non-subordinated ground lease. The overall site encompasses 26 acres of East Boston harbor frontage directly facing downtown Boston, and represents the most significant piece of undeveloped East Boston waterfront. The development was planned as a mixed-use waterfront community with luxury rental homes, retail and restaurant space, community/public space, a recreational marina, an operational shipyard, and public landscaped green space, thus creating a productive use and urbanization of the waterfront for the regentrifying East Boston Community. The Company anticipates project costs of approximately $66.3 million.

Upon completion, Roseland will oversee the leasing and management responsibilities for the properties discussed above.

SALES

In November, the Company sold its three office buildings at Moorestown Corporate Center totaling 222,258 square feet located at Strawbridge Drive in Moorestown, New Jersey for net sales proceeds of approximately $19.4 million, with a loss of approximately $0.1 million from the sale. The Company previously recognized a valuation allowance of $1.6 million on these properties at March 31, 2012.

FINANCING ACTIVITY

In November, the Company completed the sale of $250 million face amount of 2.50 percent senior unsecured notes due December 15, 2017 with interest payable semi-annually in arrears. The net proceeds from the issuance of $246.4 million, after underwriting discount and offering expenses, were used primarily to repay outstanding borrowings under the Company’s unsecured revolving credit facility.

DIVIDENDS

In December, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the fourth quarter 2012, which was paid on January 11, 2013 to shareholders of record as of January 4, 2013.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 87.2 percent leased at December 31, 2012, as compared to 87.5 percent leased at September 30, 2012.

For the quarter ended December 31, 2012, the Company executed 120 leases at its consolidated in-service portfolio totaling 1,147,218 square feet, consisting of 926,116 square feet of office space, 106,149 square feet of office/flex space and 114,953 square feet of industrial/warehouse space. Of these totals, 375,278 square feet were for new leases and 771,940 square feet were for lease renewals and other tenant retention transactions.

For the year ended December 31, 2012, the Company executed 546 leases at its consolidated in-service portfolio totaling 4,117,272 square feet, consisting of 2,926,587 square feet of office space, 998,529 square feet of office/flex space and 192,156 square feet of industrial/warehouse space. Of these totals, 1,377,898 square feet were for new leases and 2,739,374 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-
New Cingular Wireless PCS, LLC, a wireless communications service provider, signed renewals in Paramus for 137,991 square feet at Mack-Cali Centre VII, 15 E. Midland Avenue and 73,582 square feet at Mack-Cali Centre III, 140 E. Ridgewood Avenue. Mack-Cali Centre VII is a 259,823 square-foot office building that is 80.5 percent leased. Mack-Cali Centre III is a 239,680 square-foot office building that is 91.9 percent leased.

-
Towers Watson Pennsylvania, Inc., a global professional services company, signed a new lease for 28,500 square feet at 8 Campus Drive in Parsippany. The 215,265 square-foot office building, located in Mack-Cali Business Campus, is 66.4 percent leased.

-
Regulus Group, LLC, a payment processing and service provider, signed a 21,500 square-foot renewal at Mack-Cali Centre I, 365 West Passaic Street in Rochelle Park. The 212,578 square-foot office building is 84.6 percent leased.

-
The Bank of Tokyo-Mitsubishi UFJ, Ltd., a subsidiary of Mitsubishi UFJ Financial Group, signed an expansion for 20,649 square feet at Harborside Financial Center Plaza 3 in Jersey City, bringing The Bank of Tokyo-Mitsubishi’s total square feet leased at the building to 282,606 square feet. The 725,600 square-foot office building is 86.0 percent leased.

CENTRAL NEW JERSEY:
-
AECOM Technology Corporation, a global technical and support services firm, signed transactions totaling 70,932 square feet at 30 Knightsbridge Road in Piscataway, consisting of a 59,652 square-foot renewal and an 11,280 square-foot expansion. The four-building office complex, totaling 680,350 square feet, is 92.7 percent leased.

-	HealthEd Group, Inc., a health care marketing agency, renewed 22,390 square feet at 100 Walnut Avenue in Clark. The 182,555 square-foot office building is 100 percent leased.

MANHATTAN:
-	AECOM Technology Corporation signed a new lease for 91,414 square feet at 125 Broad Street in Manhattan.

-
Also at 125 Broad Street, Institute for Community Living, Inc., a not-for-profit corporation that assists individuals with disabilities, signed a new lease for 41,594 square feet. Mack-Cali’s ownership interests of 524,476 square feet in the building are 100 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-
Barrie House Coffee Co. Inc., a coffee manufacturing and allied product distribution company, signed a new lease for 67,721 square feet at 4 Warehouse Lane in Elmsford. The 195,500 square-foot industrial/warehouse building, located in Elmsford Distribution Center, is 96.7 percent leased.

-
Nestle Waters North America, Inc., the bottled water company, signed a renewal for 47,232 square feet at 5 Warehouse Lane in Elmsford. Also located in the Elmsford Distribution Center, this 75,100 square-foot industrial/warehouse building is 97.1 percent leased.

-
The Bronx-Lebanon Hospital Center signed transactions totaling 20,625 square feet at 1 Executive Boulevard in Yonkers, consisting of an 18,140 square-foot renewal and a 2,485 square-foot expansion. The 112,000 square-foot office building, located in South Westchester Executive Park, is 100 percent leased.

-
HQ Global Workplaces LLC, a provider of workplace solutions, signed a renewal for 22,064 square feet at 50 Main Street in White Plains. The 309,000 square-foot office building, located in Westchester Financial Center, is 85.2 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the fourth quarter 2012 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/4th.quarter.sp.12.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2013, as follows:
Full Year
2013 Range
Net income available to common shareholders	$0.32 - $0.52
Add: Real estate-related depreciation and amortization	2.08
Funds from operations available to common shareholders	$2.40 - $2.60

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, February 7, 2013 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=4900856

The live conference call is also accessible by calling (719) 325-2393 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on February 7, 2013 through February 14, 2013.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 2794961.

Copies of Mack-Cali’s Form 10-K and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2012 Form 10-K:
http://www.mack-cali.com/file-uploads/10k.12.pdf

Fourth Quarter 2012 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/4th.quarter.sp.12.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 278 properties consisting of 271 office and office/flex properties totaling approximately 31.6 million square feet and seven multi-family rental properties containing over 2,000 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Revenues	2012	2011	2012	2011
Base rents	$145,495	$147,772	$582,565	$586,710
Escalations and recoveries from tenants	18,996	20,277	81,556	92,343
Construction services	4,322	3,075	13,557	12,058
Real estate services	5,163	1,463	8,769	5,199
Other income	3,054	2,925	18,296	12,796
Total revenues	177,030	175,512	704,743	709,106

Expenses
Real estate taxes	23,764	23,142	93,377	85,887
Utilities	14,715	15,863	63,046	72,026
Operating services	30,037	29,444	111,067	114,313
Direct construction costs	4,052	2,802	12,647	11,458
General and administrative	12,549	8,947	47,868	35,444
Depreciation and amortization	47,349	47,603	189,008	190,050
Impairments	18,245	--	18,245	--
Total expenses	150,711	127,801	535,258	509,178
Operating income	26,319	47,711	169,485	199,928

Other (Expense) Income
Interest expense	(29,584)	(31,337)	(122,368)	(124,187)
Interest and other investment income	8	9	35	39
Equity in earnings of unconsolidated joint ventures	(662)	848	4,089	2,022
Loss from early extinguishment of debt	(545)	--	(4,960)	--
Total other (expense) income	(30,783)	(30,480)	(123,204)	(122,126)
Income from continuing operations	(4,464)	17,231	46,281	77,802
Discontinued Operations:
Income (loss) from discontinued operations	1,044	1,207	4,763	3,585
Realized gains (losses) and unrealized losses on disposition of rental property, net	(7,165)	--	(4,775)	--
Total discontinued operations, net	(6,121)	1,207	(12)	3,585
Net (loss) income	(10,585)	18,438	46,269	81,387
Noncontrolling interest in consolidated joint ventures	74	94	330	402
Noncontrolling interest in Operating Partnership	536	(2,185)	(5,679)	(9,908)
Noncontrolling interest in discontinued operations	748	(153)	2	(461)
Preferred stock dividends	--	(72)	--	(1,736)
Net (loss) income available to common shareholders	$(9,227)	$16,122	$40,922	$69,684

PER SHARE DATA:

Basic earnings per common share	$(0.11)	$0.18	$0.47	$0.81

Diluted earnings per common share	$(0.11)	$0.18	$0.47	$0.81

Basic weighted average shares outstanding	87,527	87,226	87,742	86,047

Diluted weighted average shares outstanding	99,695	99,940	99,996	98,962

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net (loss) income available to common shareholders	$(9,227)	$16,122	$40,922	$69,684
Add (deduct): Noncontrolling interest in Operating Partnership	(536)	2,185	5,679	9,908
Noncontrolling interest in discontinued operations	(748)	153	(2)	461
Real estate-related depreciation and amortization on continuing operations (1)	49,833	48,534	194,255	193,854
Real estate-related depreciation and amortization on discontinued operations	666	1,070	3,090	3,537
Impairments	18,245	--	18,245	--
Discontinued operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	7,165	--	4,775	--
Funds from operations available to common shareholders (2)	$65,398	$68,064	$266,964	$277,444

Diluted weighted average shares/units outstanding (3)	99,695	99,940	99,996	98,962

Funds from operations per share/unit – diluted	$0.66	$0.68	$2.67	$2.80

Dividends declared per common share	$0.45	$0.45	$1.80	$1.80

Dividend payout ratio:
Funds from operations-diluted	68.65%	66.08%	67.42%	64.21%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$9,772	$9,663	$29,133	$24,768
Tenant improvements and leasing commissions (4)	$13,783	$10,772	$49,985	$42,439
Straight-line rent adjustments (5)	$4,146	$1,525	$9,083	$6,548
Amortization of (above)/below market lease intangibles, net	$527	$410	$1,567	$1,360

(1)
Includes the Company’s share from unconsolidated joint ventures of $2,560 and $1,064 for the quarters ended December 31, 2012 and 2011, respectively, and $5,524 and $4,278 for the years ended December 31, 2012 and 2011, respectively. Excludes non-real estate-related depreciation and amortization of $76 and $133 for the quarters ended December 31, 2012 and 2011, respectively, and $276 and $474 for the years ended December 31, 2012 and 2011, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,168 and 12,644 shares for the quarters ended December 31, 2012 and 2011, respectively, and 12,180 and 12,808 for the years ended December 31, 2012 and 2011, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(5)
Includes the Company’s share from unconsolidated joint ventures of $(13) and $45 for the quarters ended December 31, 2012 and 2011, respectively, and $37 and $199 for the years ended December 31, 2012 and 2011, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net (loss) income available to common shareholders	$(0.11)	$0.18	$0.47	$0.81
Add (deduct): Real estate-related depreciation and amortization on continuing operations (1)	0.50	0.49	1.94	1.96
Real estate –related depreciation and amortization on discontinued operations	0.01	0.01	0.03	0.04
Impairments	0.18	--	0.18	--
Realized (gains) losses and unrealized losses on disposition of rental property, net	0.07	--	0.05	--
Noncontrolling interest/rounding adjustment	0.01	--	--	(0.01)
Funds from operations available to common shareholders (2)	$0.66	$0.68	$2.67	$2.80

Diluted weighted average shares/units outstanding (3)	99,695	99,940	99,996	98,962

(1)
Includes the Company’s share from unconsolidated joint ventures of $0.02 and $0.01 for the quarters ended December 31, 2012 and 2011, respectively, and $0.05 and $0.04 for the years ended December 31, 2012 and 2011, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,168 and 12,644 shares for the quarters ended December 31, 2012 and 2011, respectively, and 12,180 and 12,808 for the years ended December 31, 2012 and 2011, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,
	2012	2011
Assets
Rental property
Land and leasehold interests	$782,315	$773,026
Buildings and improvements	4,104,472	4,001,943
Tenant improvements	489,608	500,336
Furniture, fixtures and equipment	3,041	4,465
	5,379,436	5,279,770
Less - accumulated deprec. & amort.	(1,478,214)	(1,409,163)
	3,901,222	3,870,607
Rental property held for sale, net	60,863	--
Net investment in rental property	3,962,085	3,870,607
Cash and cash equivalents	58,245	20,496
Investments in unconsolidated joint ventures	132,339	32,015
Unbilled rents receivable, net	139,984	134,301
Deferred charges and other assets, net	204,874	210,470
Restricted cash	19,339	20,716
Accounts receivable, net	9,179	7,154

Total assets	$4,526,045	$4,295,759

Liabilities and Equity
Senior unsecured notes	$1,446,894	$1,119,267
Revolving credit facility	--	55,500
Mortgages, loans payable and other obligations	757,495	739,448
Dividends and distributions payable	44,855	44,999
Accounts payable, accrued expenses and other liabilities	124,822	100,480
Rents received in advance and security deposits	55,917	53,019
Accrued interest payable	27,555	29,046
Total liabilities	2,457,538	2,141,759
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
87,536,292 and 87,799,479 shares outstanding	875	878
Additional paid-in capital	2,530,621	2,536,184
Dividends in excess of net earnings	(764,522)	(647,498)
Total Mack-Cali Realty Corporation stockholders’ equity	1,766,974	1,889,564

Noncontrolling interests in subsidiaries:
Operating Partnership	245,091	262,499
Consolidated joint ventures	56,442	1,937
Total noncontrolling interests in subsidiaries	301,533	264,436

Total equity	2,068,507	2,154,000

Total liabilities and equity	$4,526,045	$4,295,759